NEWS RELEASE
                                                                        AEROFLEX

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
------------------
Leonard Borow
President and Chief Operating Officer
(516) 694-6700


                              AEROFLEX INCORPORATED
               REPORTS FIRST QUARTER FISCAL 2006 OPERATING RESULTS

               SALES INCREASED 15% FROM PRIOR YEAR TO $126 MILLION
          PRO FORMA INCOME FROM CONTINUING OPERATIONS INCREASED 12% TO
                     $8.7 MILLION OR $.11 PER DILUTED SHARE
                   GAAP INCOME FROM CONTINUING OPERATIONS WAS
                     $4.5 MILLION OR $.06 PER DILUTED SHARE


PLAINVIEW,  NEW YORK, November 3, 2005 -- Aeroflex  Incorporated (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its fiscal 2006 first quarter, which ended September 30, 2005.

The highlights of the Company's year-over-year financial performance from continuing operations for the first quarter of fiscal 2006 are as follows:

     o Net sales increased 15% to a first quarter record $125.6 million from $109.2 million.

     o Pro forma gross profit margins were a record 47.8% compared to 47.0% last year.

     o    Pro forma operating income increased 15% compared to last year.

Net sales from continuing operations for the fiscal 2006 first quarter were $125.6 million, compared with $109.2 million for the same period of last year, representing an increase of 15%, including contributions from our recent acquisitions in the fourth quarter of fiscal 2005.

On a pro forma basis, for the fiscal 2006 first quarter, after tax income from continuing operations increased 12% to $8.7 million, or $.11 per diluted share, compared to $7.7 million, or $.10 per diluted share, last year. The fiscal 2006 first quarter excludes pre-tax charges of:

     o $3.5 million ($2.2 million, after tax) for amortization of acquired intangibles,

     o $2.0 million ($1.3 million, after tax) for stock based compensation, and

     o $1.1 million ($0.7 million, after tax) for current period impact of acquisition related adjustments to inventory.

The prior year's first quarter pro forma results excluded a pre-tax charge of $2.1 million ($1.3 million, after tax) for amortization of acquired intangibles.

On a GAAP basis, after tax income from continuing operations for the fiscal 2006 first quarter, including all of the aforementioned items, amounted to $4.5 million, or $.06 per diluted share, compared with $6.4 million, or $.08 per diluted share, last year. The fiscal 2006 first quarter included a $1.3 million after tax charge for stock based compensation (for which there was no comparable amount in the prior year), an increase of $0.9 million, after tax, of amortization of acquired intangibles related to our recent acquisitions and a $0.7 million after tax charge for the current period impact of acquisition related adjustments to inventory (for which there was no comparable amount in the prior year's quarter).

The pro forma results are a supplement to financial statements based on GAAP. The Company uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.

"We started the year off with an excellent first quarter," said Len Borow, President and Chief Operating Officer. "Sales were higher than street expectations, gross margins increased to a new record, bookings were strong and we finished with record backlog of $215 million."

Second Quarter Fiscal 2006 Business Outlook
-------------------------------------------

Our estimate of operating results for the December 2005 quarter is as follows:

     o    Net sales are expected to be in the range of $132 and $134 million.


     o    Gross profit margins are expected to be approximately  48% of sales.
     o    S,G&A costs are expected to be approximately 22% of sales.
     o    R&D costs are anticipated to be approximately 14% of sales.

          o Gross profit, S,G&A and R&D are exclusive of stock based compensation.


     o Using a share count of 77.0 million shares and an expected income tax rate of 37%, we anticipate pro forma earnings from continuing operations per diluted share of $.13. Pro forma earnings exclude amortization of acquired intangibles of $.03 per diluted share and stock-based compensation of $.01 per diluted share. GAAP earnings per diluted share are anticipated to be $.09.


Our conference call discussing first quarter results is scheduled for 9:00 a.m. (New York time) on November 4, 2005 and can be accessed by dialing 1-866-272-9941 in the United States and by dialing 617-213-8895 outside of the United States. The participant passcode is 18466936. There will be a replay of the conference call starting at approximately 11:00 a.m. (New York time) on November 4, 2005 and will be available for one week. The replay can be accessed by dialing 1-888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 73257625. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one
           ----------------
year. In conjunction with this conference call, the Company has also posted on its website certain financial information on its first quarter results.

About Aeroflex
--------------

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of the businesses of both JcAIR, Inc. and the Test and Measurement division of UbiNetics Holdings Ltd., changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      (In thousands, except per share data)


                                                                         For the Quarter Ended

                                                      9/30/05        9/30/05          9/30/04         9/30/04
                                                      -------      ----------        ----------     -----------
                                                      (GAAP)      (Pro forma)          (GAAP)       (Pro forma)

Net sales                                            $125,648      $125,648          $109,183        $109,183
   Cost of sales                                       66,722        65,555            57,851          57,851
                                                     --------      --------          --------        --------
Gross profit                                           58,926        60,093            51,332          51,332
   Selling, general and administrative
      costs                                            30,251        28,424            24,767          24,767
   Research and development costs                      17,964        17,856            14,544          14,544
   Amortization of acquired intangibles                 3,457             -             2,060               -
                                                     --------      --------          --------        --------
Operating income (1)                                    7,254        13,813             9,961          12,021
    Interest and other income
       (expense), net                                     (69)          (69)              164             164
                                                     --------      --------          --------        --------

Income from continuing operations
    before income taxes                                 7,185        13,744            10,125          12,185
    Provision for income taxes                          2,658         5,084             3,725           4,483
                                                     --------      --------          --------        --------
Income from continuing operations                       4,527         8,660             6,400           7,702
Income (loss) from discontinued
    operations, net of tax                                  -             -              (783)           (783)
                                                     --------      --------          --------        --------
Net income                                           $  4,527         8,660          $  5,617        $  6,919
                                                     ========      ========          ========        ========
Income (loss) per common share:

   Basic
       Continuing operations (1)                     $   0.06          0.12          $   0.09        $   0.10
       Discontinued operations                              -             -             (0.01)          (0.01)
                                                     --------         -----          --------        --------
       Net income                                    $   0.06          0.12          $   0.08        $   0.09
                                                     ========          ====          ========        ========
    Diluted
       Continuing operations (1)                     $   0.06          0.11          $   0.08        $   0.10
       Discontinued operations                              -             -             (0.01)          (0.01)
                                                     --------        ------          --------        --------
       Net income                                    $   0.06          0.11          $   0.07        $   0.09
                                                     ========        ======          ========        ========
Weighted average number of shares
   Outstanding - Basic                                 74,758        74,758            74,446          74,446
                                                       ======        ======            ======          ======
               - Diluted                               75,699        75,699            75,988          75,988
                                                       ======        ======            ======          ======



(1) The Company adopted Statement of Financial Accounting Standard No. 123(R) "Accounting for Stock Based Compensation" using the modified prospective method effective July 1, 2005. Therefore, the first quarter of fiscal 2006 includes a $1.3 million after tax charge ($0.02 per basic and diluted share), but the prior year's first quarter does not have a comparable charge.



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
                 INCOME FROM CONTINUING OPERATIONS (Unaudited)

                      (In thousands, except per share data)
                                                                     For the Quarter Ended
                                                                   --------------------------
                                                                   9/30/05            9/30/04
                                                                   --------         ---------
GAAP income from
   continuing operations                                            $ 4,527           $ 6,400
Pro forma adjustments:
   Add back:
    Stock based compensation                                          2,014                 -
    Amortization of acquired
        intangible assets                                             3,457             2,060
    Acquisition related inventory adjustment                          1,088                 -
    Income tax benefit                                               (2,426)             (758)
                                                                   --------           -------
Pro forma income from
    continuing operations                                           $ 8,660           $ 7,702
                                                                   ========           =======
Income per common share:
    Basic
    GAAP income from
        continuing operations after tax                              $ 0.06           $  0.09
    Pro forma adjustments, net of tax                                  0.06              0.01
                                                                   --------           -------
    Pro forma income from
        continuing operations after tax                              $ 0.12           $  0.10
                                                                   ========           =======

    Diluted
    GAAP income from
         continuing operations after tax                             $ 0.06           $  0.08
    Pro forma adjustments, net of tax                                  0.05              0.02
                                                                   --------           -------
    Pro forma income from
          continuing operations after tax                            $ 0.11           $  0.10
                                                                   ========           =======
Weighted average number of shares
     outstanding - Basic                                             74,758            74,446
                                                                     ======            ======
                 - Diluted                                           75,699            75,988
                                                                     ======            ======


                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                      (In thousands, except per share data)


                                                                   September 30,          June 30,
                                                                      2005                 2005
                                                                   -------------        -----------
ASSETS
------
Current assets:
   Cash and cash equivalents                                       $      17,493        $    12,974
   Accounts receivable, less allowance for
     doubtful accounts                                                    95,542            101,317
    Inventories                                                          122,421            118,906
    Deferred income taxes                                                 19,511             18,499
    Prepaid expenses and other current assets                             12,736             11,107
                                                                   -------------        -----------
       Total current assets                                              267,703            262,803

Property, plant and equipment, net                                        77,260             78,195
 Other assets                                                             13,289             13,537
 Intangible assets with definite lives, net                               63,287             67,266
 Goodwill                                                                166,729            168,048
                                                                   -------------        -----------
         Total assets                                              $     588,268        $   589,849
                                                                   =============        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Current portion of long-term debt                              $         635        $       634
    Accounts payable                                                      29,936             35,907
    Advance payments by customers                                         15,859             15,183
    Income taxes payable                                                   6,619              3,657
    Accrued payroll expenses                                              14,009             15,222
    Accrued expenses and other current liabilities                        31,519             30,451
                                                                   -------------        -----------
         Total current liabilities                                        98,577            101,054

 Long-term debt                                                            4,088              4,190
 Deferred income taxes                                                    15,772             17,146
 Other long-term liabilities                                              21,143             23,479
                                                                   -------------        -----------
        Total liabilities                                                139,580            145,869
                                                                   =============        ===========
 Stockholders' equity:
    Preferred Stock, par value $.10 per share;
        authorized 1,000 shares:
          Series A Junior Participating Preferred
           Stock, par value $.10 per share,
           authorized 110; none issued                                         -                  -
    Common Stock, par value $.10 per share;
           authorized 110,000 shares; issued
           74,678 and 74,618 shares                                        7,468              7,462
    Additional paid-in capital                                           375,041            372,666
    Accumulated other comprehensive income                                 6,806              9,020
    Retained earnings                                                     59,373             54,846
                                                                   -------------        -----------
                                                                         448,688            443,994

 Less:  Treasury stock, at cost (4 shares)                                     -                 14
                                                                   -------------        -----------
         Total stockholders' equity                                      448,688            443,980
                                                                   -------------        -----------
         Total liabilities and stockholders' equity                $     588,268        $   589,849
                                                                   =============        ===========